UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 24, 2012

WESTMORELAND COAL COMPANY
(Exact Name of Registrant as Specified in Charter)

Delaware	001-11155	23-1128670
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9540 South Maroon Circle, Suite 200, Englewood, CO	80112
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 922-6463

_______________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.

On October 25, 2012, Westmoreland Coal Company (the “Company”) issued a press release announcing its financial results for the third quarter ended September 30, 2012.  A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The information in this Item 2.02 of the Current Report on Form 8-K and the exhibits attached hereto are being furnished and shall not be deemed “filed” for purpose of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Board Size Increase

On October 24, 2012, the board of directors (the “Board”) of Westmoreland Coal Company (the “Company”) increased the number of directors that constitute the Board from seven to eight members, with immediate effect.

Appointment of Robert P. King as New Director

On October 24, 2012, the Board appointed Mr. Robert P. King as director to fill the newly-created directorship resulting from the increase in the authorized number of directors from seven to eight members, effective immediately. As the Company’s President and Chief Operating Officer, Mr. King will not be appointed to serve on any of the Company’s committees. As an employee of the Company, Mr. King will not be receiving any additional compensation for his role as a director of the Company.

Mr. King, 60, currently serves as the Company’s President and Chief Operating Officer. He most recently served as Executive Vice President – Business Advancement and Support Services of CONSOL Energy, Inc. and CNX Gas since January 2009. Mr. King served as Senior Vice President – Administration from February 2007 until January 2009. Prior to joining CONSOL in 2006, he held numerous positions with Interwest Mining Company, a subsidiary of PacifiCorp, beginning in November 1990, including Vice President – Operations and Engineering and General Manager at Centralia Mining Company.

Mr. King is not related by blood or marriage to any of the Company’s directors or executive officers or any persons nominated by the Company to become directors or executive officers.  In the last fiscal year, the Company has not engaged in any transaction in which Mr. King or a person related to Mr. King had a direct or indirect material interest.  To the Company’s knowledge, there is no arrangement or understanding between any of its officers and directors and Mr. King pursuant to which Mr. King was selected to serve as a director.

Retirement of Chief Executive Officer; Transition to Executive Chairman; Executive Transition Agreement

On October 25, 2012, Mr. Keith E. Alessi, the Company’s Chief Executive Officer, announced that he will be retiring from the Company on April 5, 2013. Mr. Alessi will remain as a director of the Company and, beginning April 8, 2013, will serve in the capacity as Executive Chairman of the Board (“Executive Chairman”). The Company and Mr. Alessi have entered into an executive transition agreement pursuant to which Mr. Alessi will serve as Executive Chairman for a period of approximately two years. In consideration for serving as Executive Chairman, Mr. Alessi will receive an annual cash retainer of $240,000 and equity compensation consistent with the Company’s standard awards for non-executive directors. The agreement also restricts Mr. Alessi’s ability to compete with the Company in the future and provides that the outstanding, unvested restricted stock units awarded to Mr. Alessi prior to his retirement will continue to vest while he is serving as Executive Chairman.

Item 9.01.  Financial Statements and Exhibits

     (d)     Exhibits

Exhibit No.	Description

99.1	Press Release dated October 25, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTMORELAND COAL COMPANY

Date: October 26, 2012	By:	/s/ Jennifer S. Grafton
Jennifer S. Grafton General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated October 25, 2012